UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

HCBF HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Florida	333-217395	27-2326440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 S. Indian River Drive, Suite 101, Fort Pierce, Florida	34950
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (772) 409-2270

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

HCBF HOLDING COMPANY, INC.

FORM 8-K

CURRENT REPORT

Item 2.02.	Results of Operations and Financial Condition.

Harbor Community Bank (the “Bank”), HCBF’s wholly owned subsidiary, is subject to supervision and examination by the Federal Deposit Insurance Corporation (the “FDIC”) and is required to submit to the FDIC certain reports entitled “Consolidated Reports of Condition and Income” (each, a “Call Report” and collectively, the “Call Reports”). The Bank’s Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council and consist of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which each such Call Report relates. The publicly available portions of the Bank’s Call Reports are on file with, and publicly available at, the FDIC, 550 17th Street, N.W., Washington, D.C. 20429 and on the FDIC’s website at www.fdic.gov. The contents of the FDIC’s website are not incorporated by reference into, and are not otherwise a part of, this Report.

On October 30, 2017, the Bank filed its Call Report for the period ended September 30, 2017, which can be viewed on the FDIC’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, HCBF has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCBF HOLDING COMPANY, INC.

Date: November 3, 2017	By:	/s/ Randall A. Ezell
Randall A. Ezell
Executive Vice President
and Chief Financial Officer